                                                                    Exhibit 11.1

                           APRIA HEALTHCARE GROUP INC.

                        COMPUTATION OF PER SHARE AMOUNTS


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
                                                                                YEAR ENDED DECEMBER 31,
                                                                          ---------------------------------
                                                                            1996        1995         1994
                                                                          --------    --------     --------

                                                                    (IN THOUSANDS, EXCEPT PER SHARE INFORMATION)

Income (loss) from continuing operations before extraordinary
   charge for primary earnings per share ................................ $ 33,300    $(71,478)    $ 35,616
Income from discontinued operations, net of taxes .......................        -           -          344
Gain on disposal of discontinued operations, net of taxes ...............        -           -        3,071
Extraordinary charge on debt refinancing, net of taxes ..................        -      (2,998)           -
                                                                          --------    --------     --------
NET INCOME (LOSS) FOR PRIMARY PER SHARE AMOUNTS ......................... $ 33,300    $(74,476)    $ 39,031
                                                                          ========    ========     ========

Interest on convertible debentures, net of tax effect ...................        -         587        2,632
Amortization of registration costs incurred in the issuance
  of convertible debentures, net of tax effect ..........................        -          61          219
                                                                          --------    --------     --------

ADJUSTED NET INCOME (LOSS) FOR FULLY DILUTED PER SHARE AMOUNTS .......... $ 33,300    $(73,828)    $ 41,882
                                                                          ========    ========     ========

Weighted average shares outstanding .....................................   50,811      46,934       41,101
Incremental shares - reserved for acquisitions ..........................        -         178        1,316
Incremental shares - stock options ......................................    1,186       2,117        1,679
                                                                          --------    --------     --------

PRIMARY SHARES ..........................................................   51,997      49,229       44,096
Incremental shares - stock options ......................................       56         176          162
Assumed conversion of convertible debentures ............................        -       1,932        5,026
                                                                          --------    --------     --------

FULLY DILUTED SHARES ....................................................   52,053      51,337       49,284
                                                                          ========    ========     ========

PER COMMON AND COMMON EQUIVALENT SHARE:
  Income (loss) from continuing operations before extraordinary charge .. $   0.64    $  (1.52)    $   0.81
  Income from discontinued operations, net of taxes .....................        -           -         0.01
  Gain on disposal of discontinued operations, net of taxes .............        -           -         0.07
  Extraordinary charge on debt refinancing, net of taxes ................        -       (0.06)           -
                                                                          --------    --------     --------
  Net income (loss) ..................................................... $   0.64    $  (1.58)    $   0.89
                                                                          ========    ========     ========

PER COMMON SHARE ASSUMING FULL DILUTION:
  Income (loss) from continuing operations before extraordinary charge .. $   0.64    $  (1.52)    $   0.78
  Income from discontinued operations, net of taxes .....................        -           -         0.01
  Gain on disposal of discontinued operations, net of taxes .............        -           -         0.06
  Extraordinary charge on debt refinancing, net of taxes ................        -       (0.06)           -
                                                                          --------    --------     --------
  Net income (loss) ..................................................... $   0.64    $  (1.58)    $   0.85
                                                                          ========    ========     ========
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